Exhibit 99.1
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. ANNOUNCES THIRD QUARTER 2016 RESULTS AND UPDATES GUIDANCE
RUTLAND, VERMONT (November 3, 2016) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its financial results for the three month period ended September 30, 2016. The Company indicated that it expects its revenue results to be towards the upper-end of its previously announced guidance range, and the Company also increased its Adjusted EBITDA* and Normalized Free Cash Flow* guidance ranges for the fiscal year ending December 31, 2016.
Highlights for the Three Months Ended September 30, 2016:

•	Revenues were $151.1 million for the quarter, up $4.9 million, or 3.4%, from the same period in 2015.

•	Net income was $7.5 million for the quarter, up $5.3 million, or 233.6%, from the same period in 2015.

•	Adjusted EBITDA was $37.1 million for the quarter, up $4.0 million, or 12.2%, from the same period in 2015.

•	Adjusted Operating Income* for the quarter was $17.4 million, up $4.2 million, or 24.0%, from the same period in 2015.

•	Overall solid waste pricing for the quarter was up 3.0%, mainly driven by strong collection pricing up 3.7% and robust landfill pricing up 2.7%.
“We had another great quarter as we continued to execute well against our key management strategies,” said John W. Casella, Chairman and CEO of Casella Waste Systems, Inc. “Our team is focused on creating shareholder value through improving returns in our disposal line-of-business, driving higher profitability in our collection line-of-business, offsetting risk and improving returns in our recycling business, and reducing leverage through strict capital discipline and debt repayment.”
“The progress that has been made on our strategies is clearly driving positive results in the quarter, with operating income up $4.7 million, operating income margins up 280 bps, and consolidated net leverage down,” Casella said. “We have improved operating income every quarter for the last two years, with operating income for the twelve months ended September 30, 2016 up $27.5 million (or up 226.7%) over the twelve months ended December 31, 2014, and total debt down $21.7 million since December 31, 2014.”
“Disciplined pricing programs are one of the key drivers of our improved financial performance,” Casella said. “We continued to advance positive pricing in our residential and commercial collection lines-of-business, with pricing up 4.2% in the third quarter. Our disposal pricing programs advanced further in the third quarter, with our landfill pricing up 2.7% as we improved pricing in key markets. Further, our efforts to reduce operating costs and drive efficiencies continued to gain traction in the third quarter, with cost of operations as a percentage of revenues down 280 bps year-over-year.”
“As previously announced, on October 17, 2016, we refinanced our ABL revolver due 2020 and our 7.75% senior subordinated notes due 2019, with a new $160 million revolving credit facility and a $350 million term loan B,” Casella said. “We believe that this transaction positions us well to continue to execute against our strategic plan by reducing our cash interest costs by approximately $11.0 million per year, improving our financial flexibility, and moving out debt maturities.”
For the quarter, revenues were $151.1 million, up $4.9 million, or 3.4%, from the same period in 2015, with revenue growth mainly driven by robust collection, disposal and recycling commodity pricing, the roll-over impact from the acquisition of three transfer stations in the second quarter, and higher volumes in the Company's organics and customer solutions lines-of-business, partially offset by lower solid waste volumes, primarily associated with lower margin transportation volumes.
Net income attributable to common stockholders was $7.5 million, or $0.18 per diluted common share for the quarter, compared to net income attributable to common stockholders of $2.3 million, or $0.06 per diluted common share for the same period in 2015. The current quarter included a $0.2 million loss on debt extinguishment related to the repurchase and permanent retirement of $5.0 million of 7.75% senior subordinated notes due 2019, while the same quarter in 2015 included a $0.3 million loss on debt extinguishment related to the repurchase and permanent retirement of $9.7 million of 7.75% senior subordinated notes due 2019.
Operating income was $17.4 million for the quarter, up $4.7 million from the same period in 2015, whereas Adjusted Operating Income was $17.4 million for the quarter, up $4.2 million from the same period in 2015. Adjusted EBITDA was

$37.1 million for the quarter, up $4.0 million from the same period in 2015, with growth mainly driven by improved performance in the Company's collection, disposal, and recycling lines-of-business.
Net cash provided by operating activities was $20.5 million in the quarter, up $3.8 million from the same period in 2015. Free Cash Flow was $5.1 million in the quarter, as compared to $0.8 million for the same period in 2015. Normalized Free Cash Flow was $5.1 million in the quarter, as compared to $1.6 million for the same period in 2015. The current quarter did not include any adjustments differentiating Free Cash Flow from Normalized Free Cash Flow, while the same period in 2015 included a $0.9 million adjustment for the cash outlays associated with capping at the Company's Worcester landfill.
Highlights for the Nine Months Ended September 30, 2016:

•	Revenues year-to-date were $421.2 million, up $14.8 million, or 3.6%, from the same period in 2015.

•	Net income year-to-date was $5.1 million, up $9.9 million from the same period in 2015.

•	Adjusted EBITDA year-to-date was $91.2 million, up $12.9 million, or 16.5%, from the same period in 2015.

•	Adjusted Operating Income year-to-date was $34.9 million, up $12.6 million, or 56.4%, from the same period in 2015.
For the nine months ended September 30, 2016, revenues were $421.2 million, up $14.8 million, or 3.6%, from the same period in 2015, mainly driven by robust collection and disposal pricing, and higher volumes in the Company's organics and customer solutions lines-of-business, partially offset by lower disposal volumes and lower energy pricing.
Net income attributable to common stockholders was $5.1 million, or $0.12 per diluted common share year-to-date, compared to $(6.0) million, or $(0.15) per diluted common share for the same period in 2015.
Operating income was $34.9 million year-to-date, up $7.8 million from the same period in 2015. Adjusted Operating Income was $34.9 million year-to-date, up $12.6 million from the same period in 2015. Adjusted EBITDA was $91.2 million year-to-date, up $12.9 million from the same period in 2015.
Net cash provided by operating activities was $56.1 million year-to-date, up $15.5 million from the same period in 2015. Free Cash Flow was $14.9 million year-to-date, as compared to $11.6 million for the same period in 2015. Normalized Free Cash Flow was $14.9 million year-to-date, as compared to $9.9 million for the same period in 2015. The current year-to-date period did not include any adjustments differentiating Free Cash Flow from Normalized Free Cash Flow, while the same period in 2015 included a $(3.1) million adjustment for the net cash proceeds from the CARES dissolution and a $1.4 million adjustment for the cash outlays associated with capping at the Company's Worcester landfill.
Outlook
Given the Company's strong pricing and operational performance during the third quarter and increased visibility into the remainder of the year, the Company increased its Adjusted EBITDA and Normalized Free Cash Flow guidance ranges for the year ending December 31, 2016 by estimating results in the following ranges:

•	Adjusted EBITDA between $116 million and $118 million (increased from a range of $115 million to $117 million as announced on September 26, 2016); and

•	Normalized Free Cash Flow between $22 million and $25 million (increased from a range of $20 million to $24 million).
The Company does not provide reconciling information for forward-looking periods because such information is not available without an unreasonable effort. The Company believes that such information is not significant to an understanding of its non-GAAP financial measures for forward-looking periods because its methodology for calculating such non-GAAP financial measures is based on sensitivity analysis compared to budget at the business unit level rather than on differences from Generally Accepted Accounting Principles in the United States (“GAAP”) financial measures.
Conference call to discuss quarter
The Company will host a conference call to discuss these results on Friday, November 4, 2016 at 10:00 a.m. Eastern Time. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast.

A replay of the call will be available on the Company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 3971428) until 12:00 p.m. ET on November 11, 2016.
About Casella Waste Systems, Inc.
Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247; or visit the Company’s website at http://www.casella.com.
*Non-GAAP Financial Measures
In addition to disclosing financial results prepared in accordance with GAAP, the Company also discloses earnings before interest, taxes, and depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted EBITDA”), which is a non-GAAP measure.
The Company also discloses earnings before interest and taxes, adjusted for gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted Operating Income”), which is a non-GAAP measure.
The Company also discloses net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating lease contracts, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, less contributions from (distributions to) noncontrolling interest holders (“Free Cash Flow”), which is a non-GAAP measure.
The Company also discloses Free Cash Flow plus certain cash outflows associated with landfill closure, site improvement and remediation expenditures, plus certain cash outflows associated with new contract and project capital expenditures, plus cash (inflows) outflows associated with certain business dissolutions, plus cash interest outflows associated with the timing of refinancing transactions (“Normalized Free Cash Flow”), which is a non-GAAP measure.
Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss), while Free Cash Flow and Normalized Free Cash Flow are reconciled to net cash provided by operating activities.
The Company presents Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, and Normalized Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s results. Management uses these non-GAAP measures to further understand its “core operating performance.” The Company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The Company believes that providing Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, and Normalized Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The Company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the Company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants.
Non-GAAP financial measures are not in accordance with or an alternative for GAAP, Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, and Normalized Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, or Normalized Free Cash Flow presented by other companies.
Safe Harbor Statement

Certain matters discussed in this press release, including, but not limited to, the statements regarding financial results and guidance, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company's operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements. Such risks and uncertainties include or relate to, among other things: adverse weather conditions that have negatively impacted and may continue to negatively impact its revenues and its operating margin; current economic conditions that have adversely affected and may continue to adversely affect its revenues and its operating margin; the Company may be unable to increase volumes at its landfills or improve its route profitability; the Company's need to service its indebtedness may limit its ability to invest in its business; the Company may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside its control; groundwater contamination discovered near the Southbridge landfill may delay or negatively impact its permitting activities at that landfill and result in costs and liabilities as well as impacting its disposal revenues at that site, each of which could impact its results of operations; the Company may be required to incur capital expenditures in excess of its estimates; fluctuations in energy pricing or the commodity pricing of its recyclables may make it more difficult for the Company to predict its results of operations or meet its estimates; the Company may incur environmental charges or asset impairments in the future; and the Company's Credit Facility agreement requires it to meet a number of financial ratios and covenants. There are a number of other important risks and uncertainties that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in the Company's Form 10-K for the fiscal year ended December 31, 2015.
The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
Investors:
Ned Coletta
Chief Financial Officer
(802) 772-2239
Media:
Joseph Fusco
Vice President
(802) 772-2247
http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues	$151,133	$146,185	$421,236	$406,476
Operating expenses:
Cost of operations	98,803	99,656	284,409	286,225
General and administration	18,777	17,448	55,450	52,324
Depreciation and amortization	16,175	16,385	46,430	46,374
Divestiture transactions	—	—	—	(5,611)
	133,755	133,489	386,289	379,312
Operating income	17,378	12,696	34,947	27,164
Other expense (income):
Interest expense, net	9,579	10,031	29,448	30,096
Loss on debt extinguishment	191	345	736	866
Loss on derivative instruments	—	41	—	239
Other income	(192)	(178)	(697)	(387)
Other expense, net	9,578	10,239	29,487	30,814
Income (loss) before income taxes	7,800	2,457	5,460	(3,650)
Provision for income taxes	263	198	344	1,112
Net income (loss)	7,537	2,259	5,116	(4,762)
Less: Net income (loss) attributable to noncontrolling interests	—	(37)	(9)	1,189
Net income (loss) attributable to common stockholders	$7,537	$2,296	$5,125	$(5,951)
Basic weighted average common shares outstanding	41,377	40,810	41,169	40,560
Basic earnings per share	$0.18	$0.06	$0.12	$(0.15)
Diluted weighted average common shares outstanding	42,287	41,283	41,896	40,560
Diluted earnings per common share	$0.18	$0.06	$0.12	$(0.15)
Adjusted EBITDA	$37,146	$33,116	$91,195	$78,309

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS	September 30, 2016	December 31, 2015
	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$3,561	$2,312
Accounts receivable — trade, net of allowance for doubtful accounts	63,355	60,167
Other current assets	16,168	14,189
Total current assets	83,084	76,668
Property, plant and equipment, net of accumulated depreciation and amortization	397,491	402,252
Goodwill	119,899	118,976
Intangible assets, net	8,232	9,252
Restricted assets	931	2,251
Cost method investments	12,333	12,333
Other non-current assets	13,285	11,937
Total assets	$635,255	$633,669
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$1,562	$1,448
Accounts payable	47,297	44,921
Other accrued liabilities	31,994	38,977
Total current liabilities	80,853	85,346
Long-term debt and capital leases, less current maturities	499,039	505,985
Other long-term liabilities	69,270	63,935
Total stockholders' deficit	(13,907)	(21,597)
Total liabilities and stockholders' deficit	$635,255	$633,669

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2016	2015
Cash Flows from Operating Activities:
Net income (loss)	$5,116	$(4,762)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	46,430	46,374
Depletion of landfill operating lease obligations	7,130	7,019
Interest accretion on landfill and environmental remediation liabilities	2,688	2,572
Amortization of debt issuance costs and discount on long-term debt	3,106	2,941
Stock-based compensation	2,377	2,325
Gain on sale of property and equipment	(541)	(137)
Divestiture transactions	—	(5,611)
Loss on debt extinguishment	736	866
Loss on derivative instruments	—	239
Excess tax benefit on the vesting of share based awards	—	(179)
Deferred income taxes	528	627
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(11,499)	(11,744)
Net cash provided by operating activities	56,071	40,530
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(2,439)	—
Acquisition related additions to property, plant and equipment	(38)	—
Additions to property, plant and equipment	(37,435)	(31,038)
Payments on landfill operating lease contracts	(4,811)	(2,956)
Proceeds from divestiture transactions	—	5,335
Proceeds from sale of property and equipment	1,069	636
Proceeds from property insurance settlement	—	546
Net cash used in investing activities	(43,654)	(27,477)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	140,700	296,929
Principal payments on long-term debt	(152,123)	(301,220)
Payments of debt issuance costs	(682)	(8,991)
Payments of debt extinguishment costs	(410)	(121)
Proceeds from the exercise of share based awards	—	161
Excess tax benefit on the vesting of share based awards	—	179
Change in restricted cash	1,347	1,319
Distribution to noncontrolling interest holder	—	(1,495)
Net cash used in financing activities	(11,168)	(13,239)
Net increase (decrease) in cash and cash equivalents	1,249	(186)
Cash and cash equivalents, beginning of period	2,312	2,205
Cash and cash equivalents, end of period	$3,561	$2,019
Supplemental Disclosure of Cash Flow Information:
Cash interest	$33,723	$33,364
Cash income taxes, net of refunds	$242	$31
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Non-current assets obtained through long-term obligations	$1,841	$—

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(Unaudited)
(In thousands)
Following is a reconciliation of net income (loss) to Adjusted EBITDA and Adjusted Operating Income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income (loss)	$7,537	$2,259	$5,116	$(4,762)
Provision for income taxes	263	198	344	1,112
Other income	(192)	(178)	(697)	(387)
Loss on derivative instruments	—	41	—	239
Loss on debt extinguishment	191	345	736	866
Interest expense, net	9,579	10,031	29,448	30,096
Divestiture transactions	—	—	—	(5,611)
Depreciation and amortization	16,175	16,385	46,430	46,374
Proxy contest costs	—	507	—	791
Depletion of landfill operating lease obligations	2,687	2,660	7,130	7,019
Interest accretion on landfill and environmental remediation liabilities	906	868	2,688	2,572
Adjusted EBITDA	$37,146	$33,116	$91,195	$78,309
Depreciation and amortization	(16,175)	(16,385)	(46,430)	(46,374)
Depletion of landfill operating lease obligations	(2,687)	(2,660)	(7,130)	(7,019)
Interest accretion on landfill and environmental remediation liabilities	(906)	(868)	(2,688)	(2,572)
Adjusted Operating Income	$17,378	$13,203	$34,947	$22,344
Following is a reconciliation of net cash provided by operating activities to Free Cash Flow and Normalized Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$20,486	$16,641	$56,071	$40,530
Capital expenditures	(13,975)	(14,727)	(37,435)	(31,038)
Payments on landfill operating lease contracts	(1,485)	(1,531)	(4,811)	(2,956)
Proceeds from divestiture transactions	—	—	—	5,335
Proceeds from sale of property and equipment	112	377	1,069	636
Proceeds from property insurance settlement	—	—	—	546
Distribution to noncontrolling interest holder	—	—	—	(1,495)
Free Cash Flow	$5,138	$760	$14,894	$11,558
Landfill closure, site improvement and remediation expenditures (i)	—	878	—	1,431
Net cash proceeds from CARES dissolution (ii)	—	—	—	(3,055)
Normalized Free Cash Flow	$5,138	$1,638	$14,894	$9,934

(i)	Includes cash outlays associated with Worcester landfill capping.

(ii)	Includes cash proceeds and cash distribution associated with the dissolution of CARES.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA TABLES
(Unaudited)
(In thousands)
Amounts of total revenues attributable to services provided for the three and nine months ended September 30, 2016 and 2015 are as follows:

	Three Months Ended September 30,
	2016	% of Total Revenue	2015	% of Total Revenue
Collection	$65,581	43.4%	$63,588	43.5%
Disposal	43,412	28.7%	43,168	29.5%
Power generation	1,610	1.1%	1,694	1.2%
Processing	1,974	1.3%	1,866	1.3%
Solid waste operations	112,577	74.5%	110,316	75.5%
Organics	10,266	6.8%	9,753	6.6%
Customer solutions	13,878	9.2%	13,416	9.2%
Recycling	14,412	9.5%	12,700	8.7%
Total revenues	$151,133	100.0%	$146,185	100.0%

	Nine Months Ended September 30,
	2016	% of Total Revenue	2015	% of Total Revenue
Collection	$187,117	44.4%	$177,550	43.7%
Disposal	115,050	27.3%	114,999	28.3%
Power generation	4,777	1.1%	5,305	1.3%
Processing	4,694	1.2%	4,652	1.1%
Solid waste operations	311,638	74.0%	302,506	74.4%
Organics	31,372	7.4%	29,619	7.3%
Customer solutions	40,361	9.6%	39,895	9.8%
Recycling	37,865	9.0%	34,456	8.5%
Total revenues	$421,236	100.0%	$406,476	100.0%

Components of revenue growth for the three months ended September 30, 2016 compared to the three months ended September 30, 2015 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$2,383	3.7%	2.2%	1.6%
Disposal	967	2.2%	0.8%	0.7%
Solid Waste Price	3,350		3.0%	2.3%
Collection	(293)		(0.3)%	(0.2)%
Disposal	(1,337)		(1.2)%	(0.9)%
Processing	14		—%	—%
Solid Waste Volume	(1,616)		(1.5)%	(1.1)%
Fuel surcharge	(11)		—%	(0.1)%
Commodity price & volume	10		—%	—%
Acquisitions, net divestitures	528		0.5%	0.4%
Total Solid Waste	2,261		2.0%	1.5%
Organics	513			0.4%
Customer Solutions	462			0.3%
Recycling Operations:			% of Recycling Operations
Price	1,880		14.8%	1.3%
Volume	(168)		(1.3)%	(0.1)%
Total Recycling	1,712		13.5%	1.2%
Total Company	$4,948			3.4%
Solid Waste Internalization Rates by Region for the three and nine months ended September 30, 2016 and 2015 are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Eastern region	59.6%	57.5%	52.9%	50.6%
Western region	75.2%	70.9%	74.6%	72.2%
Solid waste internalization	67.1%	63.8%	63.1%	60.8%

Components of capital expenditures for the three and nine months ended September 30, 2016 and 2015 are as follows (iii):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Total Growth Capital Expenditures	$829	$938	$4,291	$3,387
Replacement Capital Expenditures:
Landfill development	10,190	6,334	21,647	11,952
Vehicles, machinery, equipment and containers	2,336	6,330	9,680	13,037
Facilities	452	659	1,132	1,162
Other	168	466	685	1,500
Total Replacement Capital Expenditures	13,146	13,789	33,144	27,651
Total Growth and Replacement Capital Expenditures	$13,975	$14,727	$37,435	$31,038

(iii)
The Company's capital expenditures are broadly defined as pertaining to either growth, replacement or acquisition activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with adding infrastructure to increase throughput at transfer stations and recycling facilities. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Acquisition capital expenditures, which are not included in the table above, are defined as costs of equipment added directly as a result of new business growth related to an acquisition.